                                                              EXHIBIT (13)(b)

                                         PPA
                        CHANGE IN UNIT VALUE AS OF 12/31/1996

                                                            PAST       INCEPT.
                   PAST 12      PAST 5       INCEPT.       5 YRS       TO DATE       UNIT
                   MONTHS       YEARS        TO DATE       ANNUAL      ANNUAL       VALUE
Income               2.30%       34.17%       64.90%        6.05%        7.99%       16.49

Diversified         13.06%       63.57%       92.20%       10.33%       10.57%       19.22

Stock Index         21.11%       87.86%      124.30%       13.42%       13.22%       22.43

Growth              20.67%       88.78%      113.70%       13.54%       12.38%       21.37

Agg. Growth          6.35%       74.01%      137.70%       11.70%       14.24%       23.77

International       -2.96%       29.78%       37.70%        5.35%        5.98%       13.77

Cal. Bal.           11.19%       54.38%       86.80%        9.06%       10.44%       18.68


                                   PPA-AVERAGE ANNUAL TOTAL RETURN
                                          AS OF 12/31/1996

                           10% CORRIDOR                      20% CORRIDOR
                           ------------                      ------------
                     IRA/NQL/SEP/TSA/CORP ALL.                 CORP. UNAL.
                     -------------------------                -----------
                     PAST 12  INCEPT.   PAST 5        PAST 12  INCEPT.  PAST 5
                     MONTHS   TO DATE   YEARS         MONTHS   TO DATE  YEARS
Income                -3.99%     7.91%   5.64%       -3.27%     7.93%      5.70%

Diversified            6.85%    10.50%   9.99%        7.64%    10.51%     10.06%

Stock Index           14.96%    13.16%  13.13%       15.81%    13.18%     13.20%

Growth                14.51%    12.32%  13.24%       15.36%    12.34%     13.31%

Agg. Growth            0.10%    14.18%  11.38%        0.84%    14.20%     11.45%

International         -9.28%     5.74%   4.92%       -8.60%     5.78%      4.98%

Cal. Bal.              4.97%    10.36%   8.70%        5.75%    10.38%      8.77%


                         ENHANCED PPA - IRA/NQ & MGIRP


                                                                                   10% Corridor
                                                                                   ---------------
                CHANGE IN UNIT VALUE AS OF 12/31/1996                         AVG. ANNUAL TOTAL RETURN
                -------------------------------------                               AS OF 12/31/1996
                                                                                    ----------------
                                       PAST    INCEPT
             PAST 12 PAST     INCEPT.  5 YEARS TO DATE  UNIT                 PAST 12  PAST 5  INCEPT
             MONTHS  5 YRS    TO DATE  ANNUAL  ANNUAL   VALUE                MONTHS   YEARS   TO DATE
Income         2.62%  36.21%   68.23%    6.37%   8.33%   30.13                -3.66%    8.24%   5.96%

Diversified   13.44%  66.04%   96.03%   10.66%  10.90%   28.11                 7.23%   10.83%  10.33%

Stock Index   21.48%  90.71%  128.85%   13.77%  13.57%   24.83                15.33%   13.52%  13.47%

Growth        21.03%  91.60%  117.87%   13.87%  12.72%   47.19                14.88%   12.66%  13.58%

Agg. Growth    6.70%  76.63%  142.29%   12.04%  14.58%   35.98                 0.45%   14.52%  11.72%

International -2.71%  31.61%   39.90%    5.64%   6.29%   13.99                -9.03%    6.05%   5.22%

Cal. Bal.     11.56%  56.70%   70.80%    9.39%   9.89%   17.08                 5.34%    9.71%   9.03%


                                                 EPPA TSA & MDC
                                                    (Page 1)

                                     CHANGE IN UNIT VALUE AS OF 12/31/1996
                                     -------------------------------------

                                                              PAST        INCEPT.
                    PAST 12        PAST       INCEPT.        5 YEARS      TO DATE       UNIT
                    MONTHS        5 YRS       TO DATE       ANNUALIZ      ANNUALIZ      VALUE
Income               2.62%        36.21%       68.23%         6.37%         8.33%       30.13

Diversified         13.44%        66.04%       96.03%        10.66%        10.90%       28.11

Stock Index         21.48%        90.71%      128.85%        13.77%        13.57%       24.83

Growth              21.03%        91.60%      117.87%        13.87%        12.72%       47.19

Agg. Growth          6.70%        76.63%      142.29%        12.04%        14.58%       35.98

International       -2.71%        31.61%       39.90%         5.64%         6.29%       13.99

Cal. Bal.           11.56%        56.70%       70.80%         9.39%         9.89%       17.08


                                    AVERAGE ANNUAL TOTAL RETURN
                                          AS OF 12/31/1996
                                          ----------------
                                 TSA                               MDC
                  -------------------------------     -----------------------------
                  PAST 12       INCEPT.     PAST      PAST 12     INCEPT.    PAST
                  MONTHS        YEARS     5 YEARS     MONTHS      TO DATE   5 YEARS
Income             -2.94%       8.26%      6.03%       2.62%      8.33%      6.37%

Diversified         8.03%      10.85%     10.39%      13.44%     10.90%     10.66%

Stock Index        16.18%      13.53%     13.54%      21.48%     13.57%     13.77%

Growth             15.73%      12.67%     13.65%      21.03%     12.72%     13.87%

Agg. Growth         1.20%      14.54%     11.79%       6.70%     14.58%     12.04%

International      -8.35%       6.09%      5.28%      -2.71%      6.29%      5.64%

Cal. Bal.           6.12%       9.74%      9.10%      11.56%      9.89%      9.39%

                                EPPA TSA & MDC                        AVERAGE ANNUAL TOTAL RETURN AS OF 12/31/96
                                   (Page 2)


                             CHANGE IN UNIT VALUE AS OF 12/31/1996            TSA              MDC
                             -------------------------------------            ---              ---

                                         PAST    INCEPT.
                 PAST 12 PAST    INCEPT. 5 YRS   TO DATE UNIT          PAST 12 PAST 5  INCEPT. PAST 12 PAST 5  INCEPT
                 MONTHS  5 YRS   TO DATE ANNUAL  ANNUAL  VALUE         MONTHS  YEARS   TO DATE MONTHS  YEARS   TO DATE
Fid I.G. Bond     2.19%  31.45%  31.81%   5.62%   6.09%  14.46         -3.38%   5.26%   5.71%   2.19%   5.26%   6.09%

Fid. Asset Mgr   13.47%  62.52%  56.01%  10.19%   9.99%  17.52          8.06%   9.91%   9.68%  13.47%  10.19%   9.99%

Fid. Eq. Income  13.21% 116.71% 103.82%  16.71%  16.47%  23.99          7.80%  16.53%  16.25%  13.21%  16.71%  16.47%

Fid. Growth      13.61%  93.15%  98.43%  14.05%  15.80%  23.95          8.21%  13.84%  15.57%  13.61%  14.05%  15.80%

Fid. Overseas    12.13%  47.66%  43.70%   8.10%   8.07%  16.08          6.70%   7.79%   7.72%  12.13%   8.10%   8.07%

Calv. Accum       6.39%  57.54%  55.36%   9.51%   9.89%  16.81          0.88%   9.22%   9.58%   6.39%   9.51%   9.89%

                           FINANCIAL FREEDOM ACCOUNT

                                                                                            AVERAGE ANNUAL
                             CHANGE IN UNIT VALUE AS OF 12/31/1996                           TOTAL RETURN
                             -------------------------------------                          AS OF 12/31/96
                                                                                            --------------
                                        PAST    INCEPT.
                PAST 12 PAST    INCEPT. 5 YRS   TO DATE UNIT            PAST 12 PAST 5  INCEPT.
                MONTHS  5 YRS   TO DATE ANNUAL  ANNUAL  VALUE           MONTHS  YEARS   TO DATE
Stock Index     21.51%  90.64% 111.80%  13.76%  14.60%  21.18           21.51%  13.76%  14.60%

Fid. I.G. Bond   2.19%  31.45%  44.60%   5.62%   6.93%  14.46            2.19%   5.62%   6.93%

Fid. Asset Mgr  13.47%  62.52%  75.20%  10.19%  10.72%  17.52           13.47%  10.19%  10.72%

Fid. Eq. Income 13.21% 116.71% 139.90%  16.71%  17.22%  23.99           13.21%  16.71%  17.22%

Fid. Growth     13.61%  93.15% 139.50%  14.05%  17.19%  23.95           13.61%  14.05%  17.19%

Fid. Overseas   12.13%  47.66%  60.80%   8.10%   9.01%  16.08           12.13%   8.10%   9.01%

Calv. Bal       11.54%  56.83%  71.10%   9.41%  10.24%  17.11           11.54%   9.41%  10.24%

Calv. Accum      6.39%  57.54%  68.10%   9.51%   9.89%  16.81            6.39%   9.51%   9.89%

Fid. Money Mkt   3.40%  15.95%  18.50%   3.00%   3.13%  11.85            3.40%   3.00%   3.13%

Money Market Division Effective Yield for the 7-Day Period Ending 12/31/96:                              3.33%
Money Market Division Yield for the 7-Day Period Ending 12/31/96:                                        3.27%

                                                     VESTMET
                                       CHANGE IN UNIT VALUE AS OF 12/31/1996
                    ---------------------------------------------------------------------------
                                                            PAST      PAST     INCEPT.
                   PAST 12     PAST     PAST     INCEPT.   5 YEARS   10 YEARS  TO DATE     UNIT
                   MONTHS      5 YRS    10 YRS   TO DATE   ANNUAL    ANNUAL    ANNUAL     VALUE
Income              2.07%      32.50%   92.85%   185.80%    5.79%     6.79%     9.27%     28.58

Diversified        12.82%      61.58%  158.08    166.60%   10.07%     9.95%     9.86%     26.66

Stock Index        20.79%      85.58%     N/A    139.40%   13.16%      N/A     13.97%     23.94

Growth             20.35%      86.46%  241.76%   347.70%   13.27%    13.08%    13.49%     44.77

Agg. Growth         6.12%      71.91%     N/A    243.30%   11.44%      N/A     15.37%     34.33


                                             VESTMET
                                    AVERAGE ANNUAL TOTAL RETURN
                                          AS OF 12/31/1996

                 PAST 12     PAST 5        PAST 10      INCEPT.
                  MONTHS      YEARS         YEARS       TO DATE
Income           -4.14%       4.84%          6.59%        9.04%

Diversified       5.65%       8.83%          9.47%        9.41%

Stock Index      13.63%      12.34%           N/A        13.65%

Growth           12.80%      12.08%          12.82%      13.27%

Agg. Growth      -0.30%      10.53%           N/A        15.31%


Money Market Division Effective Yield for the 7-Day Period
  Ending 12/31/96:                                           3.80%

Money Market Division Yield for the 7-Day Period
  Ending 12/31/96:                                           3.73%

                                      Enhanced VestMet
                                 Performance as of 12/31/96                      Average Total Return
                                    Change in Unit Value                            as of 12/31/96

                                                Past 5  Incept.
                        Past 12 Past 5  Incept. Years   to Date Unit            Past 12 Past 5  Incept.
                        Months  Years   to Date Annual  Annual  Value           Months  Years   to Date
Stock Index             21.48%  90.71% 148.30%  13.78%  14.60%  24.83           21.40%  13.74%  14.57%

Growth                  21.03%  91.60% 193.47%  13.89%  11.80%  47.19           20.60%  13.56%  11.54%

Aggressive Growth        6.70%  76.63% 259.80%  12.05%  16.00%  35.98            6.49%  11.88%  15.91%

Diversified             13.44%  66.04% 148.98%  10.67%   9.91%  28.11           13.02%  10.38%   9.65%

Income                   2.62%  36.21% 113.39%   6.38%   8.17%  30.13            2.37%   6.17%   7.99%


Money Market - Effective Yield for the 7 day period ending 12/31/96:    4.34%

Money Market - Yield for the 7 day period ending 12/31/96:              4.25%

                          R E T A I L  V E S T M E T

                                                                            AGGR.         STOCK
                                GROWTH         INCOME        DIVERS         GROWTH        INDEX         MNY MKT
EXPENSES        DEC TOTAL
                M & E CHARG         217,125        61,453        260,894        75,314        20,050        24,832

                PropExpAlloc           0.99          0.99           1.00          0.99          0.97          0.99
                Prop MEFEE          215,801        61,026        259,969        74,585        19,507        24,633

ASSETS AS OF 12/31/96           168,421,649    47,628,553    202,597,080    57,261,052    15,274,137    18,974,501

Prop. Income                        169,750       172,540        566,713           200        23,180        83,649

30 DAY
YIELD (PCT)                           (0.33)         2.83           1.83         (1.55)         0.29          3.77

                                                          E N H A N C E D   V E S T M E T

                                                                            AGGR.         STOCK
                                GROWTH         INCOME        DIVERS         GROWTH        INDEX         MNY MKT
EXPENSES        PropExpAlloc           0.01          0.01           0.00          0.01          0.03          0.01
                Prop MEFEE            1,324           427            925           729           543           199

ASSETS AS OF 12/31/96             1,631,921       526,212      1,138,168       883,585       671,332       241,675

Prop. Income                          1,645         1,906          3,184             3         1,019         1,065

30 DAY
YIELD (PCT)                            0.24          3.40           2.40         (0.98)         0.85          4.35

30DAY95

                                                               PPA
                                                                              AGGR.        STOCK       INTER-
                                 GROWTH       INCOME          DIVERS          GROWTH       INDEX       NATIONAL
EXPENSE       DEC TOTAL
              M&E CHARG        1,208,088      311,010       1,124,083       1,225,320    1,101,077      283,654

              PropExpAlloc          0.97         0.97            0.98            0.95         0.95         0.95
              Prop MEFEE       1,174,082      300,648       1,106,099       1,169,971    1,050,612      268,592


ASSETS AS OF 12/31/96      1,106,051,352  283,771,228   1,041,767,234   1,094,673,037  992,397,913  256,228,522

Prop. Income                   1,114,777    1,027,993       2,914,073           3,824    1,506,062      102,220

30 DAY
YIELD (PCT)                        (0.06)        3.10            2.09           (1.27)        0.55        (0.78)


                                                     ENHANCED PPA
                                                                        AGGR.        STOCK       INTER-
                                 GROWTH       INCOME       DIVERS       GROWTH       INDEX       NATIONAL
EXPENSES      PropExpAlloc          0.03         0.03         0.02         0.05         0.05         0.05
              Prop MEFEE          34,006       10,362       17,984       55,349       50,465       15,062


ASSETS AS OF 12/31/96         42,151,654   12,868,414   22,286,336   68,140,185    62,722,675  18,905,926

Prop. Income                      42,484       46,617       62,340          238       95,188        7,542

30 DAY
YIELD (PCT)                         0.24         3.41         2.40        (0.97)        0.86        (0.48)
